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                                                                 12/31/97
                                                                 SEC FORM U-3A-2


                                   EXHIBIT B

                            Financial Data Schedule

                                  Enron Corp.
                (for the calendar year ended December 31, 1997)

If, at the time a report on this form is filed, the registrant is required to submit this report and any amendments thereto electronically via EDGAR, the registrant shall furnish a Financial Data Schedule. The Schedule shall set forth the financial and other data specified below that are applicable to the registrant on a consolidated basis.

                  Total Assets                      $
                                                     ------------
                  Total Operating Revenue           $
                                                     ------------
                  Net Income                        $
                                                     ------------


               [TO BE SUPPLEMENTED ON OR BEFORE MARCH 31, 1998.]